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                                                                    Exhibit 3.B


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          FINOVA CAPITAL CORPORATION,

                             A DELAWARE CORPORATION

                               TABLE OF CONTENTS

          (The headings in these Bylaws are for convenience only; they form no part of these Bylaws and shall not affect its interpretation.)

                                   ARTICLE I

Section 1.01.      Principal Office.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Section 1.02.      Other Offices.   . . . . . .  .  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS
Section 2.01.      Place of Meetings.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Section 2.02.      Annual Meetings.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Section 2.03.      Special Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Section 2.04.      Notice and Purpose of Meetings; Waiver.  . . . . . . . . . . . . . . . . . . . . . . . .    3
Section 2.05       Voting List.  Right to Examine.  .  . . . . . . . . . . . .  . . . . . . . . . . . . . .    3
Section 2.06.      Quorum.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Section 2.07.      Voting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
Section 2.08.      Judges of Election.  . . . . . . . . . . . . . . . . . .  . . . . . . . .  . . . . . . .    4
Section 2.09.      Consent of Stockholders in Lieu of Meeting.  . . . . . . . . . . . . . . . . . . . . . .    5
                                  ARTICLE III
                               BOARD OF DIRECTORS
Section 3.01.      Powers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Section 3.02.      Number and Term of Office.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
Section 3.03.      Annual Organizational Meeting.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Section 3.04.      Regular and Special Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Section 3.05.      Quorum; Interested Directors.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Section 3.06.      Committees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
Section 3.07.      Action of Directors in Lieu of Meeting.  . . .  . . . . . . . . . . .. . . . . . . . . .    8
Section 3.08.      Attendance Via Telecommunications.   . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Section 3.09.      Compensation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                                   ARTICLE IV
                          NOTICES - WAIVERS - MEETINGS
Section 4.01.      Notice, What Constitutes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Section 4.02.      Waiver of Notice.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                                   ARTICLE V
                                   OFFICERS
Section 5.01.      Number, Qualifications and Resignation.  . . . . . . . . . . . . . . . . . . . . . . . .    9
Section 5.02.      Term of Office.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Section 5.03.      Subordinate Officers, Committees and Agents.   . . . . . . . . . . . . . . . . . . . . .   10
Section 5.04.      The President.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Section 5.05.      The Vice President.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Section 5.06.      The Secretary.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Section 5.07.      The Assistant Secretaries.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Section 5.08.      The Treasurer.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Section 5.09.      The Assistant Treasurers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Section 5.10.      The Chairman and Vice Chairman of the Board.   . . . . . . . . . . . . . . . . . . . . .   11
Section 5.11.      The Chief Executive Officer.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                                   ARTICLE VI
                             CERTIFICATES OF STOCK
Section 6.01.      Issuance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Section 6.02.      Subscriptions of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Section 6.03.      Transfers.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Section 6.04.      Share Certificate.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Section 6.05.      Record Holder of Shares.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Section 6.06.      Lost, Destroyed, Mutilated or Stolen Certificates.   . . . . . . . . . . . . . . . . . .   12
Section 6.07.      Transfer Agent and Registrar.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Section 6.08.      Record Date.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                                  ARTICLE VII
                                INDEMNIFICATION
Section 7.01.      General.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Section 7.02.      Proceedings Other Than Proceedings by or in the Right of the
                   Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Section 7.03.      Proceedings by or in the Right of the Corporation.   . . . . . . . . . . . . . . . . . .   13
Section 7.04.      Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  . . . . . .   13
Section 7.05.      Indemnification for Expenses of a Witness.   . . . . . . . . . . . . . . . . . . . . . .   14
Section 7.06.      Advancement of Expenses.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
Section 7.07.      Procedure for Determination of Entitlement to Indemnification.   . . . . . . . . . . . .   14
Section 7.08.      Presumptions and Effect of Certain Proceedings.  . . . . . . . . . . . . . . . . . . . .   16
Section 7.09.      Remedies of Indemnitee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Section 7.10.      Non-Exclusivity; Survival of Rights; Insurance; Subrogation.   . . . . . . . . . . . . .   19
Section 7.11.      Certain Persons Not Entitled to Indemnification or Advancement of Expenses.  . . . . . .   19
Section 7.12.      Definitions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                                  ARTICLE VIII
                                   AMENDMENTS
Section 8.01.      Amendments by Stockholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
Section 8.02.      Amendments by Director.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                                   ARTICLE IX
                                 MISCELLANEOUS
Section 9.01.      Reserves.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
Section 9.02.      Authorized Signor.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
Section 9.03.      Fiscal Year.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
Section 9.04.      Corporation Seal.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
Section 9.05.      Gender.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
Section 9.06.      Repeal and Amendment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
Section 9.07.      Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

                   Certification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

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                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                           FINOVA CAPITAL CORPORATION

                                   ARTICLE I

                                    OFFICES

                 SECTION 1.01. PRINCIPAL OFFICE. The registered office of the Corporation shall be located at Phoenix, Maricopa County, Arizona. The name of the Corporation's registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

                 SECTION 1.02. OTHER OFFICES. The Corporation may have offices also at the other places within and without the State of Delaware as the board of directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                 SECTION 2.01. PLACE OF MEETINGS. Meetings of stockholders shall be held at the place, within or without the State of Delaware, as shall be designated from time to time by the board of directors.

                 SECTION 2.02. ANNUAL MEETINGS. Annual meetings of stockholders shall, unless otherwise provided by the board of directors, be held on the second Wednesday in March in each calendar year, commencing in March, 1994, if not a legal holiday, and if a legal holiday, then on the next full business day following, at 10:00 a.m. at which time they shall elect a board of directors and transact the other business as may properly be brought before the meeting.

                 SECTION 2.03.      SPECIAL MEETINGS.

                                    (a)  Special meetings of stockholders may
be called by the board of directors, by the president, or by stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

                                    (b)  At any time, upon written request to
the secretary of the Corporation by any person or persons authorized to call a special meeting of stockholders, which written request shall state the purposes for the special meeting, the secretary of the Corporation shall set the place, date and time of the special meeting and shall deliver notice of the special meeting in accordance with section 2.04 hereof. If the secretary fails to set the place, date and time of the meeting or deliver the notice, the person calling the meeting may do so.

                                    (c) Business transacted at any special
meeting of stockholders shall be limited to the purposes stated in the notice.

                 SECTION 2.04.      NOTICE AND PURPOSE OF MEETINGS; WAIVER.

                                    (a)  Written notice stating the place, date
and time of meetings of stockholders and, in case of a special meeting of stockholders, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at the meeting at this address of record, at least ten (10) but not more than sixty (60) days prior to the date of the meeting. If mailed, the notice shall be deemed to be delivered when mailed to the stockholder at his address as it appears on the stock transfer books of the Corporation.

                                    (b)  No action taken at any meeting of
stockholders shall be void because the action was not specified as a purpose of the meeting in the applicable notice of the meeting provided the meeting is not a special meeting and if, in the notice of the meeting, it is stated that the purpose of the meeting shall also be to consider all other matters which could properly be brought before the meeting.

                                    (c)  Whenever the language of a proposed
resolution is included in a written notice of a meeting of stockholders, that resolution may be adopted at that meeting with any deletions, additions, modifications and amendments as are deemed appropriate by the vote of the requisite number of shares of the Corporation present at the meeting, either in person or by proxy; provided, however, that those deletions, additions, modifications and amendments will not materially alter or modify the original purpose of the resolution without further notice to stockholders not present in person or proxy.

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                 SECTION 2.05       VOTING LIST.  RIGHT TO EXAMINE.  The
officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order with the address of and the number of voting shares registered in the name of each. The list shall be open for ten (10) days to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                 SECTION 2.06 QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, the quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting if the adjournment is not for more than thirty (30) days and a new record date is not fixed for the adjourned meeting, until a quorum shall be present or represented. If a quorum shall be present or represented at the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

                 SECTION 2.07.      VOTING.

                                    (a)  When a quorum is present at any
meeting, the affirmative vote of a majority of the votes cast, either in person or by proxy, shall decide any question brought before the meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required, in which case the express provision shall govern and control the decision of the question.

                                    (b)  Each stockholder shall at every
meeting of stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by the stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

                                    (c)  The vote on any matter, including the
election of directors, need not be by written ballot.

                 SECTION 2.08.      JUDGES OF ELECTION.

                                    (a)  Before any meeting of stockholders,
the board of directors may appoint judges of election, who need not be stockholders, to act at that meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of the meeting shall appoint judges of election upon the demand of any stockholder or his proxy present at the meeting and before voting begins. The number of judges of election shall be either one (1) or, upon demand of a stockholder, three (3), as to be determined in the case of judges of election appointed by a vote of the majority of the shares of the voting common stock of the Corporation present and entitled to vote at the meeting, whether in person or by proxy. If there are three (3) judges of election, the decision, act or certification of a majority of those judges shall be effective in all respects as the decision, act or certification of all.

                                    (b)  No person who is a candidate for an
office to which the election relates may act as a judge of election.

                                    (c)  In case of any person appointed as a
judge of election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors before the meeting is convened, or by the chairman of the meeting during a meeting.

                                    (d)  If judges of election are appointed
pursuant to this section 2.08, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, and the validity and effect of proxies. The judges of election shall also receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do those other acts as may be proper to conduct and tally the vote or election with fairness to all stockholders.

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                                    (e)  On request of the chairman of the
meeting or of any stockholder or his proxy, the judges of election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate setting forth any fact found by them.

                 SECTION 2.09. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the statutes, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote, or less than all but not less than the holders of a majority of the stock entitled to vote upon the action if the meeting were held, shall consent in writing to the corporate action being taken, provided that the written consent shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

                                  ARTICLE III

                               BOARD OF DIRECTORS

                 SECTION 3.01. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors which shall exercise all the powers of the Corporation and do all the lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                 SECTION 3.02.      NUMBER AND TERM OF OFFICE.

                                    (a)  The board of directors shall consist
of not less than one (1) nor more than fifteen (15) members. The number of directors may be increased or decreased from time to time by resolution of the board of directors, but no decrease in the number of directors shall change the term of any director in office at the time thereof. The directors shall be elected at the annual meeting of stockholders, except as provided in paragraph
(b) of this section, and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

                                    (b)  Vacancies and newly created
directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and each of the directors so chosen shall hold office until the next annual election and until his successor is elected and qualified or until his earlier resignation or removal.

                                    (c)  Any director or the entire board of
directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors, and the vacancy in the board of directors caused by the removal may be filled by the stockholders at the time of the removal.

                 SECTION 3.03. ANNUAL ORGANIZATIONAL MEETING. The first meeting of each newly elected board of directors shall be held within thirty
(30) days after the adjournment of the annual meeting of stockholders. No notice of the meeting shall need to be given to the directors in order legally to constitute the meeting, provided a quorum shall be present and provided the organizational meeting is held generally at the time and at the place of the meeting of stockholders at which the board of directors were elected. In the event the meeting is not so held, the meeting may be held at the time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

                 SECTION 3.04. REGULAR AND SPECIAL MEETINGS. The board of directors of the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware . Regular meetings of the board of directors may be held without notice at the time and at the place as shall from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the president, and the president or the secretary shall call a special meeting upon request of two directors. If given personally, by telephone or by telegram, the notice shall be given at least the day prior to the meeting. Notice may be given by mail if it is mailed at least three days before the meeting. The notice need not specify the business to be transacted. In the event of an emergency which in the judgment of the president requires immediate action, a special meeting may be convened without notice, consisting of those directors who are immediately available in person or by telephone and can be joined in the meeting in person or by conference telephone. The actions taken at the meeting shall be valid if at least a quorum of the directors participates either personally or by conference telephone.

                 SECTION 3.05.      QUORUM; INTERESTED DIRECTORS.

                                    (a)  At meetings of the board of directors,
a majority of the directors at the time in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                                    (b)  No contract or transaction shall be
void or voidable solely because the contract or transaction is between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest; nor shall any contract or transaction be void or voidable solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for the purpose, if:

                                        1)  the material facts as to his
relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;
                                        (2)  the material facts as to his
relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                                        (3)  the contract or transaction if
fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                 SECTION 3.06.      COMMITTEES.

                                    (a)  The board of directors may, by
resolution passed by a majority of the whole board, designate one or more committees of the board of directors, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, which power shall not include the power and authority to (1) declare a dividend; (2) authorize the issuance of stock; (3) amend the certificate of incorporation;
(4) adopt an agreement of merger or consolidation; (5) recommend to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets; (6) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (7) amend the bylaws of the Corporation. The committee or committees shall have the name or names as may be determined from time to time by resolution adopted by the board of directors.

                                    (b)  Unless the board of directors
designates one or more directors as alternate members of any committee, who may replace an absent or disqualified member at any meeting of the committee, the members of any committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member of the committee. At meetings of any committee, a majority of the members or alternate members of the committee shall constitute a quorum for the transaction of business and act of the committee.

                                    (c)  The committees shall keep regular
minutes of their proceedings.

                 SECTION 3.07. ACTION OF DIRECTORS IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of the committee, as the case may be, and the written consent is filed with the minutes of proceedings of the board or committee.

                 SECTION 3.08. ATTENDANCE VIA TELECOMMUNICATIONS. The members of the board of directors or any committee thereof may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meetings can hear each other without interruption. The participation shall constitute presence in person at the meeting for purposes of determining a quorum and for voting.

                 SECTION 3.09. COMPENSATION. The directors may be paid their expenses of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

                                   ARTICLE IV

                          NOTICE - WAIVERS - MEETINGS

                 SECTION 4.01. NOTICE, WHAT CONSTITUTES. Whenever written notice is required to be given to any person under the provisions of the Articles of Incorporation, these bylaws, or the Delaware General Corporation Law, it shall be given to each director at his business or residence in writing or by telegram or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by facsimile transmission, such notice shall be transmitted at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. If by hand delivery, the notice shall be delivered at least twenty-four hours prior to the time set for the meeting.

                 SECTION 4.02.      WAIVER OF NOTICE.

                                    (a)  Whenever any written notice is
required to be given under the provisions of the Articles of Incorporation, these bylaws, or the Delaware General Corporation Law, as amended from time to time, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of the notice.

                                    (b)  Attendance of a person (in the case of
a stockholder, either in person or by proxy) at any meeting shall constitute a waiver of notice of the meeting, except when a person attends a meeting for the express purpose of objecting to the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V

                                    OFFICERS

                 SECTION 5.01.      NUMBER, QUALIFICATIONS AND DESIGNATION.
The officers of the Corporation shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders and shall be a president, a secretary and a treasurer. The board of directors may also choose vice presidents and additional officers or assistant officers as it may deem advisable. Any number of offices may be held by the same person, except the offices of president and secretary. Officers may, but need not, be directors or stockholders of the Corporation. The board of directors may elect from its membership a chairman of the board of directors and a vice-chairman of the board of directors who shall be officers of the Corporation.

                 SECTION 5.02. TERM OF OFFICE. The officers of the Corporation shall hold office at the pleasure of the board of directors.
Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

                 SECTION 5.03. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The board of directors may elect any other officers and appoint any committees, employees or other agents as it desires who shall hold their offices for the terms and shall exercise the powers and perform the duties as shall be determined from time to time by the board to be required by the business of the Corporation. The directors may delegate to any officer or committee the power to elect subordinate officers and retain or appoint employees or other agents.

                 SECTION 5.04. THE PRESIDENT. The president shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute on behalf of the Corporation and may affix the seal or cause the seal to be affixed to all instruments requiring the execution, except to the extent the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

                 SECTION 5.05. THE VICE PRESIDENT. The vice president or vice presidents, as the case may be, shall act under the direction of the president and in the absence or disability of the president shall perform the duties and exercise the powers of the president. They shall perform the other duties and have the other powers as the president or the board of directors may from time to time prescribe. The board of directors may designate one or more executive vice presidents or may otherwise specify the order of seniority of the vice presidents, and in that event, the duties and powers of the president shall descent to the vice presidents in the specified order of seniority.

                 SECTION 5.06. THE SECRETARY. The secretary shall act under the direction of the president. Subject to the direction of the president he shall attend all meetings of the board of directors and all meetings of stockholders and record the proceedings in a book to be kept for that purpose and shall perform like duties for the committees designated by the board of directors when required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the board of directors, and shall perform the other duties as may be prescribed by the president or the board of directors. He shall keep in safe custody the seal of the Corporation and cause it to be affixed to any instrument requiring it.

                 SECTION 5.07. THE ASSISTANT SECRETARIES. The assistant secretaries in the order of their seniority, unless otherwise determined by the president or the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform the other duties and have the others as the president or the board of directors may from time to time prescribe.

                 SECTION 5.08. THE TREASURER. The treasurer shall act under the direction of the president. Subject to the direction of the president he shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the president or the board of directors, taking proper vouchers for the disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors, at it regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial conditions of the Corporation.

                 SECTION 5.09. THE ASSISTANT TREASURERS. The assistant treasurers in the order of seniority, unless otherwise determined by the president or the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform their other duties and have the other powers as the president or the board of directors may from time to time prescribe.

                 SECTION 5.10. THE CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The chairman of the board of directors or in his absence, the vice chairman of the board of directors, shall preside at all meetings of the stockholders and the board of directors, and shall perform all other duties as may from time to time be requested of him by the board of directors.

                 SECTION 5.11. THE CHIEF EXECUTIVE OFFICER. The Board of directors may designate a chief executive officer who shall perform all other duties as from time to time may be requested of him by the board of directors. In the absence of the designation, the president shall serve as the chief executive officer.

                                   ARTICLE VI

                             CERTIFICATES OF STOCK

                 SECTION 6.01. ISSUANCE. The interest of each stockholder in the Corporation shall be evidenced by certificates for shares of stock. The share certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued. They shall be signed by the chief executive officer, president or a vice president and by the secretary or an assistant secretary, and may bear the corporate seal, which may be a facsimile, engraved or imprinted; but where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon the certificate may be a facsimile, engraved or printed. In case any officer who has singed or whose facsimile signature has been placed upon any share certificate shall have ceased to be an officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be an officer because of death, resignation or otherwise as of the date of its issue.

                 SECTION 6.02. SUBSCRIPTIONS FOR SHARES. Unless the subscription agreement provides otherwise, subscriptions for shares, regardless of the time when they are made, shall be paid at that time as shall be specified by the board of directors. All calls for payments on subscriptions shall carry the same terms with regard to all shares of the same class.

                 SECTION 6.03. TRANSFERS. Transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation
by the registered owner      thereof, or by his duly authorized attorney, with
a transfer clerk or transfer agent appointed as provided in section 6.07 hereof, and upon surrender of the certificate or certificates for the shares properly endorsed and with all taxes thereon paid.

                 SECTION 6.04. SHARE CERTIFICATE. Certificates for shares of the Corporation shall be in the form provided by statute and approved by the board directors. The share record books and the blank share certificate books shall be kept by the secretary of the Corporation or by any agency designated by the board of directors for that purpose. Every certificate exchanged or returned to the Corporation shall be marked "Cancelled," with the date of cancellation noted thereon.

                 SECTION 6.05. RECORD HOLDER OF SHARES. The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, the share or shares on the part of any other person. However, if any transfer of shares is made only for the purpose of furnishing collateral security, and that fact is made known to the secretary of the Corporation, or to the Corporation's transfer clerk or transfer agent, an entry of the transfer shall record that fact.

                 SECTION 6.06. LOST, DESTROYED, MUTILATED OR STOLEN CERTIFICATES. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction, mutilation or theft of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to him, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss, destruction or theft of the certificate, upon satisfactory proof of the loss, destruction or theft, and, if the board of directors shall so determine, the submission of a properly executed lost security affidavit and indemnity agreement, or the deposit of a bond in the form and in the sum, and with the surety or sureties, as the board of directors directs.

                 SECTION 6.07. TRANSFER AGENT AND REGISTRAR. The board of directors may appoint one (1) or more transfer agents or transfer clerks and one (1) or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them.

                 SECTION 6.08. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights to in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) or less than ten (10) days before the date of the meeting and not more than sixty (60) days prior to any other action. A determination of stockholders shall apply to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VII

                                INDEMNIFICATION

                 SECTION 7.01. GENERAL. The Corporation shall indemnify, and advance Expenses to Indemnitee as provided in this Article and to the fullest extent permitted by applicable law. (Capitalized terms used in this Article are defined in Section 7.12 hereof unless defined elsewhere herein.)

                 SECTION 7.02. PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Indemnitee shall be entitled to the rights of indemnification provided in this section 7.02 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Corporation. Pursuant to this section 7.02, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with the Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

                 SECTION 7.03. PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Indemnitee shall be entitled to the rights of indemnification provided in this section 7.03 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him or on his behalf in connection with the Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against the Expenses shall be made in respect of any claim, issue or matter in the Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation if applicable law prohibits the indemnification; provided, however, that, if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Corporation in the event if and only to the extent that the Court of Chancery of the State of Delaware, or the court in which the Proceeding shall have been brought or is pending, shall determine.

                 SECTION 7.04. INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Article, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in the Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in the Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this section
7.04 and without limitation, the termination of any claim, issue or matter in the proceeding by dismissal with or without prejudice, shall be deemed to be a successful result as to the claim, issue or matter.

                 SECTION 7.05. INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Article, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

                 SECTION 7.06 ADVANCEMENT OF EXPENSES. The Corporation shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within twenty (20) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting the advance or advances from time to time, whether prior to or after final disposition of the Proceeding. The statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced in the event Independent Counsel or the board of directors, as the case may be, shall reasonably determine that Indemnitee is not entitled to be indemnified against the Expenses pursuant to section 7.07(a) hereof.

                 SECTION 7.07. PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

                                    (a)  To obtain indemnification under this
Article, Indemnitee shall submit to the Corporation a written request, including therein or therewith the documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The secretary of the Corporation shall, promptly upon receipt of a request for indemnification, advise the board of directors in writing that Indemnitee has requested indemnification.

                                    (b)  Upon written request by Indemnitee for
indemnification pursuant to the first sentence of section 7.07(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case in the following manner:

                                        (1)  if a Change in Control shall have
occurred, by Independent Counsel (unless Indemnitee shall request that the determination be made by the board of directors or the stockholders, in which case by the person or persons or in the manner provided for in clauses (2) or
(3) of this section 7.07(b)) in a written opinion to the board of directors, a copy of which shall be delivered to Indemnitee;

                                        (2)  if a Change of Control shall not
have occurred, (A) by the board of directors upon a majority vote of a quorum consisting of Disinterested Directors, or (B) if a quorum of the board of directors consisting of Disinterested Directors is not obtainable or, even if obtainable, the quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the board of directors, a copy of which shall be delivered to indemnitee or (C) by the stockholders of the Corporation; or

                                        (3)  as provided in section 7.08 of
this Article.

                 If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after the determination. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee's entitlement to indemnification, including providing to the person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to the determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making the determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Corporation hereby agrees to indemnify and hold Indemnitee harmless therefrom.

                                    (c)  In the event the determination of
entitlement to indemnification is to be made by Independent Counsel pursuant to section 7.07(b) hereof, the Independent Counsel shall be selected as provided in this section 7.07(c):

                                        (1)  If a Change of Control shall not
have occurred, the Independent Counsel shall be selected by the board of directors, and the Corporation shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected.

                                        (2)  If a Change of Control shall have
occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that the selection be made by the board of directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected.

                                        (3)  In either event, Indemnitee or the
Corporation, as the case may be, may, within 7 days after the written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to the selection. The objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in section 7.12 hereof, and the objection shall set forth with particularity the factual basis of the assertion. If the written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that the objection is without merit.

                                        (4)  If, within twenty (20) days after
submission by Indemnitee of a written request for indemnification pursuant to section 7.07(a) hereof, no Independent Counsel shall have been selected or that Independent Counsel selected has been objected to by the other party, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for the appointment as Independent Counsel of a person selected by the Court or by the other person as the Court shall designate, and/or for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other's selection of Independent Counsel and the person so appointed or the person with respect to whom an objection is so resolved shall act as Independent Counsel under section 7.07(b) hereof.

                 The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by the Independent Counsel in connection with acting pursuant to section 7.07(b) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this section 7.07(c), regardless of the manner in which the Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to section 7.09 hereof, Independent Counsel shall be discharged and relieved of any further responsibility in the capacity (subject to the applicable standard of professional conduct then prevailing).

                 SECTION 7.08.      PRESUMPTIONS AND EFFECT OF CERTAIN
PROCEEDINGS.

                                    (a)  If a Change of Control shall have
occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making the determination shall presume that Indemnitee is entitled to indemnification under this Article if Indemnitee has submitted a request for indemnification in accordance with section 7.07(a) hereof, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

                                    (b)  If the person, persons or entity
empowered or selected under section 7.07 hereof to determine whether Indemnitee is entitled to indemnification shall not have made the determination within sixty (60) days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to the indemnification, absent
(1) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (2) a prohibition of the indemnification under applicable law; provided, however, that the sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires the additional time for the obtaining or evaluating of documentation and/or information relating thereto.

                 The foregoing provisions of this section 7.08(b) shall not apply:

                                        (1)  if the determination of
entitlement to indemnification is to be made by the stockholders pursuant to section 7.07(b) hereof and if (A) within 15 days after receipt by the Corporation of the request for the determination the board of directors has resolved to submit the determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after the receipt of the determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after the receipt for the purpose of making the determination, the meeting is held for the purpose within sixty (60) days after having been so called and the determination is made thereat; or

                                        (2)  if the determination of
entitlement to indemnification is to be made by Independent Counsel pursuant to section 7.07(b) hereof.

                                    (c)  The termination of any Proceeding or
of any claim, issue or matter therein by judgment, order, settlement or
conviction, or upon a plea of   nolo contendere or its equivalent, shall not
(except as otherwise expressly provided in this section) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

                 SECTION 7.09.      REMEDIES OF INDEMNITEE.

                                    (a)  Indemnitee shall be entitled to an
adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to the indemnification or advancement of Expenses upon the occurrence of the following:

                                        (1)  a determination is made pursuant
to section 7.07(b) hereof that Indemnitee is not entitled to indemnification under this Article;

                                        (2)  advancement of Expenses is not
timely made pursuant to section 7.06 hereof;

                                        (3)  the determination of entitlement
to indemnification is to be made by Independent Counsel pursuant to section 7.07(b) the determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Corporation of the request for indemnification;

                                        (4)  payment of indemnification is not
made pursuant to section 6.4(e) within ten (10) days after receipt by the Corporation of a written request therefor; or

                                        (5)  payment of indemnification is not
made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or the determination is deemed to have been made pursuant to section 7.08.

Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence the proceeding seeking an adjudication or any award in arbitration within 180 days following the date on which Indemnitee first has the right to commence the proceeding pursuant to this section 7.09. The Corporation shall not oppose Indemnitee's right to seek any adjudication or award in arbitration.

                                    (b)  In the event that a determination
shall have been made pursuant to section 7.07 that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this section 7.09 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, the Corporation shall have the burden of providing that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, in any judicial proceeding or arbitration commenced pursuant to this section 7.09.

                                    (c)  If a determination shall have been
made or deemed to have been made pursuant to sections 7.07 or 7.08 that Indemnitee is entitled to indemnification, the Corporation shall be bound by the determination in any judicial proceeding or arbitration commenced pursuant to this Section 7.09, absent (1) a misstatement by Indemnitee's statement not materially misleading, in connection with the request for indemnification, or
(2) a prohibition of the indemnification under applicable law.

                                    (d)  The Corporation shall be precluded
from asserting in any judicial proceeding or arbitration commenced pursuant to this section 7.09 that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any court or before any arbitrator that the Corporation is bound by all the provisions of this Article.

                                    (e)  In the event that Indemnitee, pursuant
to this section 7.09, seeks a judicial adjudication of or an award in arbitration to enforce his rights under or to recover damages for breach of this Article, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of expenses in section 7.12) actually and reasonable incurred by him in the judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with the judicial adjudication or arbitration shall be appropriately prorated.

                 SECTION 7.10. NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.
                                    (a)  The rights of indemnification and to
receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which indemnitee may at any time be entitled under applicable law, the certificate of incorporation, these bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Article or of any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by the Indemnitee in his Corporate Status prior to the amendment, alteration or repeal. The provisions of this Article shall continue as to any Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his heirs, executors and administrators.

                                    (b)  To the extent that the Corporation
maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the person serves at the request of the Corporation, Indemnitee shall be covered by the policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee or agent under the policy or policies.

                                    (c)  In the event of any payment under this
Article, the Corporation shall be subrogated to the extent of the payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure the rights, including execution of the documents as are necessary to enable the Corporation to bring suit to enforce the rights.

                                    (d)  The Corporation shall not be liable
under this Article to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received the payment under any insurance policy, contract, agreement or otherwise.

                 SECTION 7.11. CERTAIN PERSONS NOT ENTITLED TO INDEMNIFICATION OR ADVANCEMENT OF EXPENSES. Notwithstanding any other provision of this Article, no person shall be entitled to indemnification or advancement of Expenses under this Article with respect to any Proceeding, or any claim therein, brought or made by him against the Corporation.

                 SECTION 7.12.      DEFINITIONS.  For purposes of these Bylaws:
                                    (a)  "Change in Control"  means a change in
control of the Corporation occurring after the Effective Date of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to the reporting requirement: provided, however, that, without limitation, a Change in Control shall be deemed to have occurred if after the Effective Date (1) any "person" (as the term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the board of directors in office immediately prior to the person attaining the percentage interest; (2) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the board of directors in office immediately prior to the transaction or event constitute less than a majority of the board of directors thereafter; or (3) during any period of two (2) consecutive years, individuals who at the beginning of the period constituted the board of directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two- thirds (2/3) of the directors then still in office who were directors at the beginning of the period) cease for any reason to constitute at least a majority of the board of directors.

                                    (b)  "Corporate status" means the status of
a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the person is or was serving at the request of the Corporation.

                                    (c)  "Disinterested Director" means a
director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
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                                    (d)  "Effective Date" means the date the
Corporation was incorporated under the laws of the State of Delaware.

                                    (e)  "Expenses" shall include all
reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

                                    (f)  "Indemnitee" includes any person who
is, or is threatened to be made, a witness in or a party to any Proceeding as described in sections 7.02, 7.03, 7.04 or 7.05 by reason of his Corporate Status.

                                    (g)  "Independent Counsel" means a law
firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (1) the Corporation or Indemnitee in any matter material to either the party, or (2) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in any action to determine Indemnitee's rights under this Article.

                                    (h)  "Proceeding" includes any action,
suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to this Article to enforce his rights under this Article.

                                  ARTICLE VIII
                                   AMENDMENTS

                 SECTION 8.01. AMENDMENTS BY STOCKHOLDERS. The bylaws may be amended by the stockholders at any annual or special meeting of stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

                 SECTION 8.02. AMENDMENTS BY DIRECTOR. The board of directors by a two-third (2/3) vote of the whole board at any meeting may amend these bylaws, including bylaws adopted by the stockholders, provided the stockholders may from time to time specify particular provisions of the bylaws that shall not be amended by the board of directors.

                                   ARTICLE IX
                                 MISCELLANEOUS

                 SECTION 9.01. RESERVES. There may be set aside out of any funds of the Corporation available for dividends the sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property, or for the other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any reserve.

                 SECTION 9.02. AUTHORIZED SIGNOR. All checks or demands for money and notes of the Corporation shall be signed by the officer or officers or the other person or persons as the board of directors may from time to time designate by resolution.

                 SECTION 9.03. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

                 SECTION 9.04. CORPORATION SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed, affixed or in any other manner reproduced.

                 SECTION 9.05. GENDER. Any reference to the masculine, feminine or neuter shall be intended to include all.

                 SECTION 9.06. REPEAL AND AMENDMENT. These bylaws may be altered or repealed, and new bylaws made, by the board of directors.

                 SECTION 9.07. SEVERABILITY. If any provision of these bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of these bylaws shall not in any way be affected or impaired thereby and to the fullest extent possible, the provisions of these bylaws shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
                                 CERTIFICATION
                 I hereby certify that the foregoing amended and restated bylaws were adopted by unanimous written consent of the board of directors of the Corporation as of March 21, 1994.

/s/ WILLIAM J. HALLINAN
- -----------------------
William J. Hallinan,
Secretary
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